UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 7, 2010

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2010, the Compensation Committee of First American Financial Corporation (the “Company”) amended and restated the Company’s Executive Supplemental Benefit Plan effective as of January 1, 2011. The plan was amended to make the following changes, among others: (i) close the plan to new participants; (ii) fix the period over which the “final average compensation” that is used to calculate a participant’s benefit as the one-year average of the five-year period ending on December 31, 2010, irrespective of the participant’s actual retirement date; (iii) cap the maximum annual benefit at $500,000 for the Company’s chief executive officer and at $350,000 for all other participants; (iv) reduce the pre-retirement death benefit from 50% to 15% of “final average compensation;” and (v) provide in connection with a change in control (A) that the participant will only receive the applicable benefit if, within 36 months following the change in control, the participant's employment is terminated by the Company without cause or by the participant for good reason and (B) for a reduction in the applicable benefit to an amount equal to the early retirement benefit, with an actuarial reduction for participants not yet eligible for early retirement.

Item 7.01.	Regulation FD Disclosure.

In order for a proposal by a stockholder pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be included in the Company’s proxy statement and form of proxy solicited by the Company’s Board of Directors in connection with the Company’s 2011 annual stockholders’ meeting, the proposal must be received by the Company’s secretary no later than December 23, 2010. Stockholders wishing to submit a proposal for consideration at next year’s annual meeting pursuant to Rule 14a-8 without including the same in the proxy statement and form of proxy solicited by the Board of Directors should inform our secretary no later than February 27, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: December 13, 2010	By:	/S/ KENNETH D. DEGIORGIO
	Name:	Kenneth D. DeGiorgio
	Title:	Executive Vice President

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